Exhibit 10.5

MLS Loan #s: Note A1 – 030256579

Note A2 – 030258032

Note A3 – 030258028

Note A4 – 030258029

Note A5 – 030258030

Note A6 – 030258031

CONSENT TO TRANSACTION

This Consent to Transaction (this “Agreement”) is entered into as of September 25, 2012, by and among SPIRIT SPE PORTFOLIO 2006-1, LLC and SPIRIT SPE PORTFOLIO 2006-2, LLC, each a Delaware limited liability company (collectively, “Borrower”), SPIRIT REALTY CAPITAL, INC.,a Maryland corporation (f/k/a Spirit Finance Corporation) (“Existing Guarantor”), SPIRIT REALTY, L.P., a Delaware limited partnership (“New Guarantor” and New Guarantor and Existing Guarantor are sometimes hereinafter referred to as “Guarantor”) and U.S. BANK NATIONAL ASSOCIATION, as trustee, successor–in-interest to Bank of America, N.A., as trustee, successor by merger to LaSalle Bank National Association, as trustee, under that certain Pooling and Servicing Agreement dated as of June 1, 2006 (the “Citigroup 2006-C4 PSA”), for the Registered Holders of Citigroup Commercial Mortgage Trust 2006-C4 Commercial Mortgage Pass-Through Certificates, Series 2006-C4 (“Noteholder Citigroup 2006-C4”), U.S. BANK NATIONAL ASSOCIATION, as Trustee successor-in-interest to Bank of America, N.A., as trustee, successor by merger to LaSalle Bank National Association, as trustee under that certain Pooling and Servicing Agreement dated as of October 1, 2006 (the “Deutsche CD 2006-CD3 PSA”), for the Registered Holders of CD 2006-CD3 Commercial Mortgage Pass-Through Certificates (“Noteholder Deutsche CD 2006-CD3”), and U.S. BANK NATIONAL ASSOCIATION, in its capacity as trustee, successor-in interest to Bank of America, N.A. in its capacity as trustee, successor-in-interest to Wells Fargo Bank, N.A., in its capacity as trustee, under that certain Pooling and Servicing Agreement dated as of December 1, 2006 (the “Cobalt 2006-C1 PSA”), for the Registered Holders of COBALT CMBS Commercial Mortgage Trust 2006-C1 Commercial Mortgage Pass-Through Certificates, Series 2006-C1 (“Noteholder Cobalt 2006-C1”) (collectively, Noteholder Citigroup 2006-C4, Noteholder Deutsche CD 2006-CD3, and Noteholder Cobalt 2006-C1 are herein collectively referred to as “Noteholder”). The Citigroup 2006-C4 PSA, Deutsche CD 2006-CD3 PSA, and Cobalt 2006-C1 PSA are herein collectively referred to as the “PSAs”.

RECITALS

A. Borrower is the owner of those certain parcels of real property identified in Exhibit “A”, attached hereto and incorporated herein. Such parcels of real property, together with all improvements, fixtures and personal property located thereon, are herein collectively referred to as the “Property”.

B. By assignment, (i) Noteholder Citigroup 2006-C4 is the owner and holder of (A) that certain Amended and Restated Promissory Note (Note A1) dated as of May 31, 2006, by Borrower in favor of Citigroup Global Markets Realty Corp., a New York corporation (“Citigroup”), as the original lender thereunder, in the original principal amount of $100,000,000.00 (the “Original Note

A1”), as modified by that certain Consent to Merger and Mezzanine Loan, dated as of August 1, 2007 (the “Consent”; the Original Note A1, as modified and amended by the Consent, is hereinafter referred to as “Note A1”), and (B) that certain Amended and Restated Promissory Note (Note A2) dated as of May 31, 2006, by Borrower in favor of Barclays Capital Real Estate Inc., a Delaware corporation (“Barclays”), as the original lender thereunder, in the original principal amount of $100,000,000.00, as modified by the Consent (“Note A2”); (ii) Noteholder Deutsche CD 2006-CD3 is the owner and holder of (A) that certain Amended and Restated Promissory Note (Note A3) dated as of May 31, 2006, by Borrower in favor of Citigroup, as the original lender thereunder, in the original principal amount of $86,413,752.50, as modified by the Consent (“Note A3”), (B) that certain Amended and Restated Promissory Note (Note A4) dated as of May 31, 2006, by Borrower in favor of Barclays, as the original lender thereunder, in the original principal amount of $86,413,752.50, as modified by the Consent (“Note A4”), and (C) that certain Amended and Restated Promissory Note (Note A6) dated as of May 31, 2006, by Borrower in favor of Barclays, as the original lender thereunder, in the original principal amount of $86,413,752.50, as modified by the Consent (“Note A6”); and (iii) Noteholder Cobalt 2006-C1 is the owner and holder of that certain Amended and Restated Promissory Note (Note A5) dated as of May 31, 2006, by Borrower in favor of Citigroup, as the original lender thereunder, in the original principal amount of $86,413,752.50, as modified by the Consent (“Note A5”) (Note A1, Note A2, Note A3, Note A4, Note A5, and Note A6 are herein collectively referred to as the “Note” and the loans evidenced by the Note are herein collectively referred to as the “Loan”).

C. Further, by assignment, Noteholder Citigroup 2006-C4 is the owner and holder of certain other documents (collectively, with the Note, the “Loan Documents”) evidencing and securing the Loan, which documents have been entered into by Borrower or Guarantor, or both, including the following:

(i)	Those certain Mortgages (or Deed of Trust or Deed to Secure Debt, as applicable) and Security Agreements listed in Exhibit “B”, attached hereto and incorporated herein, executed and delivered by Borrower as security for the Loan and, collectively, encumbering the Property, as modified by the Consent (collectively, the “Security Instrument”);

(ii)	Those certain Assignment of Leases and Rents listed in Exhibit “C”, attached hereto and incorporated herein, executed and delivered by Borrower as security for the Loan and, collectively, encumbering the Property, as modified by the Consent (collectively, the “Assignment of Leases”);

(iii)	Certain UCC financing statements;

(iv)	Loan Agreement dated May 31, 2006, executed by Citigroup, Barclays, and Borrower, as modified by the Consent (the “Loan Agreement”);

(v)	Environmental Indemnity Agreement dated May 31, 2006, executed by Borrower and Existing Guarantor, as modified by the Consent (the “Environmental Indemnity Agreement”);

(vi)	Guaranty of Non-Recourse Carve-Out Obligations of Borrower dated May 31, 2006, executed by Existing Guarantor, as modified by the Consent (the “Guaranty”); and

(vii)	All other documents executed or delivered by Borrower or Guarantor, or both, in connection with the Loan, including, without limitation this Agreement.

D. Midland Loan Services, a division of PNC Bank, National Association. (“Midland”) is the Master Servicer under the Citigroup 2006-C4 PSA, and each of Deutsche CD 2006-CD3 PSA and Cobalt 2006-C1 PSA provide that the Loan will be serviced pursuant to the Citigroup 2006-C4 PSA and that certain Co-Lender Agreement dated as of May 31, 2006, by and between Citigroup and Barclays (the “Co-Lender Agreement”) (which Co-Lender Agreement provides, among other things, that the Lead Lender thereunder shall be Noteholder Citigroup 2006-C4, as the First Securitization Lender thereunder), such that Midland is acting in the capacity of Master Servicer and servicing the Note and the Loan in its entirety.

E. Borrower and Guarantor have requested Noteholder’s consent to the following transactions (collectively, the “Transactions”):

(i)	The conversion (the “Conversion”) of Spirit Finance Acquisitions, LLC, a Delaware limited liability company (“SFA”) from a Delaware limited liability company into a Delaware limited partnership, with New Guarantor being the converted entity and having Spirit General OP Holdings, LLC, a Delaware limited liability company as its sole general partner and Existing Guarantor as its sole limited partner; and

(ii)	The initial public offering of the common stock of Existing Guarantor (the “Offering”) and the concurrent issuance of additional shares of common stock to certain lenders in exchange for certain outstanding term loan debt of Existing Guarantor; and

(iii)	Certain upper-tier restructuring and the merger of certain entities into New Guarantor as more particular set forth on Exhibit “D” in order to allow the current beneficial owners of Existing Guarantor to hold such interests in Existing Guarantor directly instead of through intervening entities and to consolidate the operations of Existing Guarantor; and

(iv)	The change in name by Existing Guarantor from Spirit Finance Corporation to Spirit Realty Capital;

(v)	The amendment and restatement of the organizational documents of Existing Guarantor and New Guarantor as delivered to Noteholder in connection herewith; and

(v)	The modification and amendment of the transfer provisions of the Loan Agreement as set forth in Exhibit “E” attached hereto and incorporated herein.

F. Subject to the terms and conditions of this Agreement, Noteholder has agreed to consent to the Transactions.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1. INCORPORATION OF RECITALS; ADDITIONAL LOAN DOCUMENT; DEFINED TERMS. The foregoing recitals are incorporated herein as a substantive, contractual part of this Agreement. This Agreement shall be an additional Loan Document as such term is used in each of this Agreement and the existing Loan Documents and is subject to, among other things, the provisions of Section 8.1 of the Loan Agreement with respect to defaults and Events of Default. Any capitalized term not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement or, if such term is not defined in the Loan Agreement, the meaning ascribed thereto in the other Loan Documents.

2. CONSENT TO TRANSACTIONS. Subject to satisfaction of all of the conditions contained herein, Noteholder consents to the Transactions. This consent is strictly limited to the Transactions as described in this Agreement. This Agreement shall not constitute a waiver or modification of any requirement of obtaining Noteholder’s consent to any future merger, transfer of interests, transfer of the Property or any portion thereof or interest therein, or mezzanine financing if required under the Loan Documents, nor shall it constitute a modification of the terms, provisions, or requirements in the Loan Documents in any respect except as expressly provided herein. Borrower specifically acknowledges that any future merger, transfer of interests, transfer of the Property or any portion thereof or interest therein, or mezzanine financing in violation of the Loan Documents (as modified by this Agreement) shall be a default thereunder. The Loan Documents are hereby ratified and, except as expressly modified in and by this Agreement, remain unmodified and are in full force and effect.

3. CONDITIONS. In addition to any other conditions set forth herein, the following are conditions precedent that must be satisfied prior to the closing of the Transactions (the “Closing”), each of which conditions must be satisfied or performed to Noteholder’s satisfaction:

(a)	The execution and delivery of this Agreement by all of the parties concurrently with the Closing.

(b)	Noteholder’s receipt of all of the Required Payments (hereinafter defined).

(c)	Delivery to Noteholder of the following legal opinions regarding the Transactions, Borrower, Guarantor, and other parties, each of which must be satisfactory to Noteholder: a non-consolidation opinion; a general corporate opinion as to formation, authority, due execution, noncontravention, and enforceability under Delaware and New York law, as applicable.

(d)	Issuance of no-downgrade confirmations by each of the Rating Agencies, if applicable unless the Rating Agencies elect not to review the Transactions.

(e)	Receipt by Noteholder of all documents and agreements related to the Conversion (the “Transaction Documents”).

(f)	Delivery to Noteholder of endorsements to the mortgagee title insurance policies (the “Title Policies”) substantially in the form delivered to Noteholder in connection with the Consent but with the additional endorsement or provision to endorse the Title Policies to change the name of the insured to Noteholder, which endorsements must be satisfactory to Noteholder to the extent available from nationally recognized title companies on commercially reasonable terms.

4. FEES, PAYMENT AND EXPENSES. Borrower covenants and agrees to pay to Noteholder at Closing the following (the “Required Payments”):

(a)	The fee for Noteholder’s consent to the Transactions.

(b)	Noteholder’s fee for a flood certification, if applicable.

(c)	The fees and charges of the Rating Agencies and their counsel incurred or payable by Noteholder in connection with this Agreement and the Transactions.

The Required Payments shall be paid in accordance with Noteholder’s settlement charges statement (the “Settlement Statement”) delivered at Closing for signature by Borrower. In addition, at Closing, Borrower shall pay all of Noteholder’s expenses incurred in connection with this Agreement or the Transactions (including, without limitation, reasonable attorneys’fees) in the amount set forth on the Settlement Statement and all title costs and expenses, all recording fees and all similar costs, which amount shall be deemed a Required Payment pursuant to the terms of this Agreement.

5. ASSUMPTION OF GUARANTY AND ENVIRONMENTAL AGREEMENT BY NEW GUARANTOR AND RATIFICATION OF LOAN OBLIGATIONS; INDEMNIFICATION.

New Guarantor hereby assumes on a joint and several basis with Existing Guarantor all duties, obligations, responsibilities, liabilities, representations and warranties (as if such representations and warranties were made by New Guarantor as of the date hereof) set forth in, or arising in connection with, the Guaranty (as modified by this Agreement). Without limitation of the foregoing, New Guarantor, agrees to pay when due all sums due or to become due or owing under the Guaranty. New Guarantor shall hereafter faithfully perform, abide by, comply with, and satisfy all of the duties, obligations, responsibilities, liabilities, representations and warranties as a “Guarantor”, as defined in the Guaranty set forth in, or arising in connection with, the Guaranty and be bound by all of the terms and provisions of the Guaranty applicable to a “Guarantor” thereunder at the time, in the manner, and otherwise in all respects as provided in the Guaranty, all as if New Guarantor were an original signatory thereto as a “Guarantor” thereunder, and the execution of this Agreement by New Guarantor shall be deemed its execution of the Guaranty (as modified by this Agreement). New Guarantor acknowledges and agrees that any reference to Existing Guarantor or a “Guarantor” in the Guaranty or the other Loan Documents shall be deemed to refer to and include both Existing Guarantor and New Guarantor, jointly and severally. For the avoidance of doubt, and without limitation, such assumption and agreement of New Guarantor is not limited to duties, obligations, responsibilities and liabilities arising after the date of this Agreement but relates to and includes all duties, obligations, responsibilities and liabilities of “guarantor” under or in connection with the Guaranty and the other Loan Documents, without regard to the time period with respect to which the same arose or may hereafter arise, whether prior to, on or as of, or after the date of this Agreement. New Guarantor’s assumption of the Guaranty on a joint and several basis with Existing Guarantor set forth herein (i) is absolute, unconditional and is not subject to any defenses, waivers, claims or offsets arising prior to the date of this Agreement, and (ii) shall not be affected or impaired by any agreement, condition, statement or representation of any person or entity other than any written agreement, condition, statement or representation of Noteholder executed concurrently herewith or after the date hereof. Without limiting the generality of the foregoing assumption of the Guaranty by New Guarantor on a joint and several basis with Existing Guarantor, New Guarantor hereby specifically ratifies, reaffirms and confirms the obligations, warranties and representations of “guarantor” set forth in the Loan Documents.

New Guarantor hereby assumes on a joint and several basis with Existing Guarantor and Borrower all duties, obligations, responsibilities, liabilities, representations and warranties (as if such representations and warranties were made by New Guarantor as of the date hereof) set forth in, or arising in connection with, the Environmental Indemnity Agreement (as modified by this Agreement). Without limitation of the foregoing, New Guarantor, agrees to pay when due all sums due or to become due or owing under the Environmental Indemnity Agreement. New Guarantor shall hereafter faithfully perform, abide by, comply with, and satisfy all of the duties, obligations, responsibilities, liabilities, representations and warranties as an “Indemnitor” (as defined in the Environmental Indemnity Agreement) set forth in, or arising in connection with, the Environmental Indemnity Agreement and be bound by all of the terms and provisions of the Environmental Indemnity Agreement applicable to an “Indemnitor” thereunder at the time, in the manner, and otherwise in all respects as provided in the Environmental Indemnity, all as if New Guarantor were an original signatory thereto as an “Indemnitor” thereunder, and the execution of this Agreement by New Guarantor shall be deemed its execution of the Environmental Indemnity Agreement (as modified by this Agreement). New Guarantor acknowledges and agrees that any reference to Existing Guarantor or an “Indemnitor” in the Environmental Indemnity Agreement or the other Loan Documents shall be deemed to refer to and include both Existing Guarantor and New Guarantor, jointly and severally. For the avoidance of doubt, and without limitation, such assumption and agreement of New Guarantor is not limited to duties, obligations, responsibilities and liabilities arising after the date of this Agreement but relates to and includes all duties, obligations, responsibilities and liabilities of “Indemnitor” under or in connection with Environmental Indemnity Agreement and the other Loan Documents, without regard to the time period with respect to which the same arose or may hereafter arise, whether prior to, on or as of, or after the date of this Agreement. New Guarantor’s assumption of the Environmental Indemnity on a joint and several basis with Existing Guarantor set forth herein (i) is absolute, unconditional and is not subject to any defenses, waivers, claims or offsets arising prior to the date of this Agreement, and (ii) shall not be affected or impaired by any agreement, condition, statement or representation of any person or entity other than any written agreement, condition, statement or representation of Noteholder executed concurrently herewith or after the date hereof. Without limiting the generality of the foregoing assumption of the Environmental Indemnity by New Guarantor on a joint and severally basis with Existing Guarantor, New Guarantor hereby specifically ratifies, reaffirms and confirms the obligations, warranties and representations of “Indemnitor” set forth in the Loan Documents.

Existing Guarantor hereby ratifies, reaffirms and confirms the terms and conditions of, and its obligations, warranties and representations under the Guaranty and the Environmental Indemnity, as such obligations have been assumed on a joint and several basis with Existing Guarantor and Existing Guarantor, as applicable and as otherwise modified by this Agreement). Existing Guarantor hereby agrees and acknowledges that the Transactions do not impair or adversely affect any of Existing Guarantor’s obligations under the Guaranty and the Guaranty remains in full force and effect and enforceable in accordance with its respective terms and shall remain in full force and effect. Without limiting the generality of the foregoing, Existing Guarantor acknowledges and agrees that the obligations and liabilities of Existing Guarantor under the Guaranty and the Environmental Indemnity (as modified by this Agreement) shall not in any way be reduced, impaired or otherwise affected by the assumption of the Guaranty and the Environmental Indemnity Agreement set forth in this Section 5.

Existing Guarantor hereby ratifies, reaffirms and confirms the terms and conditions of, and its obligations, warranties and representations under the Environmental Indemnity, as such obligations have been assumed on a joint and several basis with Existing Guarantor and as otherwise modified by this Agreement). Borrower hereby expressly ratifies and confirms its obligation to pay the unpaid balance due and owing on the Loan, all interest thereon as provided in the Note and all other obligations under the Loan Documents. Without limiting the generality of the foregoing, Borrower expressly covenants and agrees to observe and perform all obligations of the Loan Documents. Borrower’s acknowledgment and ratification of the foregoing obligations (a) is absolute, unconditional and, unless expressly provided in the Loan Documents, is not subject to any defenses, waivers, claims or offsets, and (b) shall not be affected or impaired by any agreement, condition, statement or representation of any person or entity other than Noteholder.

Without limitation of any terms or provisions of the Loan Documents relating to reimbursement, defense, indemnification or hold harmless obligations, Borrower and Guarantor, by their execution of this Agreement, jointly and severally, agree to reimburse, defend, indemnify and hold Noteholder, its officers, agents, loan servicers and employees harmless from and against any and all liabilities, claims, damages, penalties, expenditures, losses or charges (including, but not limited to, all legal fees actually incurred and court costs), which may now or in the future be undertaken, suffered, paid, awarded, assessed or otherwise incurred as a result of or arising out of any fraudulent conduct of Borrower or Guarantor in connection with this Agreement, including, but not limited to, any intentional misrepresentation of financial data presented to Noteholder.

6. NO REPRESENTATIONS OF NOTEHOLDER. The parties hereto agree that (a) Noteholder has made no representations or warranty, either express or implied regarding the Property and has no responsibility whatsoever with respect to the Property, its condition, or its use, occupancy or status, and (b) no claims relating to the Property, its condition, or its use, occupancy or status, will be asserted by the parties hereto (or any of them) against Noteholder or its agents, employees, professional consultants, affiliated entities, successors or assigns, either affirmatively or as a defense.

7. BORROWER’S REPRESENTATIONS, WARRANTIES AND COVENANTS. Borrower hereby represents, warrants, and covenants that:

(a)	Borrower is the owner of the Property subject only to the exceptions specifically set forth in the Title Policy and to any other easements and similar encumbrances executed since the date of the Note (i) that are permitted under the terms and provisions of the Loan Documents without the consent of Noteholder, (ii) to which Noteholder has consented in writing or (iii) set forth on the endorsements to be delivered pursuant to Section 3(f) above. Borrower is duly authorized to execute, deliver and perform this Agreement.

(b)	Any court or third-party approvals necessary for Borrower to enter into this Agreement have been obtained.

(c)	The entities and/or persons executing this Agreement on behalf of Borrower are duly authorized to execute and deliver this Agreement.

(d)	This Agreement and the Loan Documents to which Borrower is a party are in full force and effect and constitute valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law)); and the Loan Documents have not been modified either orally or in writing.

(e)	There is no existing “Event of Default” (as defined in the Loan Documents) or event or condition that, with the giving of notice or passage of time or both, would constitute an Event of Default.

(f)	All taxes and assessments applicable to the Property that are due and payable as of the Closing have been paid (except to the extent any such taxes or assessments are being contested to the extent permitted by, and in accordance with, the provisions of the applicable Loan Document).

(g)	There is no bankruptcy, receivership or insolvency proceeding pending or, to the knowledge of Borrower, threatened against Borrower.

(h)	Borrower does not have any intention to do any of the following prior to the Closing or within the 180 days following the Closing: (i) seek entry of any order for relief as debtor and a proceeding under the Code (hereinafter defined), (ii) seek consent to or not contest the appointment of a receiver or trustee for itself or for all or any part of its property, (iii) file a petition seeking relief under any bankruptcy, arrangement, reorganization or other debtor relief laws, or (iv) make a general assignment for the benefit of its creditors.

(i)	All representations and warranties referred to herein shall be true as of the date of this Agreement and the Closing.

(j)	Except for any waivers granted in this Agreement or in the Consent, Borrower has not requested that Noteholder waive any material requirements of the Loan Documents and Borrower has no knowledge of anysuch waiver by Noteholder of its rights thereunder.

(k)	There has been no amendment or modification of the Loan Documents by Borrower, except for any amendment or modification to which Noteholder has consented.

(l)	All reports, documents, instruments, financial information, and other information delivered by Borrower or Guarantor to Midland in connection with its review and consideration of the Transactions: (i) were true and correct as of their respective dates in all material respects and were sufficiently complete as of their respective dates to give Midland (or Noteholder, if applicable) accurate knowledge of their subject matter; and (ii) do not contain any misrepresentation of a material fact or omission of a material fact which makes the provided information misleading. To Borrower’s knowledge, (i) any such financial information so delivered that relates to Borrower, Guarantor or SFA accurately represents the financial condition of each of such Persons as of the date of such financial information in all material respects, and (ii) since the date of any such financial information so delivered, there has been no material adverse change in the financial condition, operations or business of any such Persons from that set forth in said financial statements.

(m)	No consent or approval with respect to the Transactions is required under any Ground Lease, the Operating Lease or any other agreement by or to which either Borrower, Guarantor, or the Property is bound or subject except for such consents or approvals obtained by Borrower on or before the date of this Agreement (and any conditions to the effectiveness of any such consents or approvals have been fully and timely satisfied and performed on or prior to the date of this Agreement).

(n)	The Transactions shall not cause a default under or allow a termination of any Ground Lease, the Operating Lease, or any other agreement by or to which either Borrower, Guarantor, or the Property is bound or subject.

(o)	No Manager that has been engaged by Borrower, if any, will be changed or replaced as a result of the Transactions.

(p)	There are no material transactional documents or agreements related to the Conversion other than the Transaction Documents delivered to Noteholder on or prior to the date of this Agreement.

(q)	Borrower has no knowledge of any action, suit or proceeding, or any governmental investigation or any arbitration, in each case pending or threatened against Borrower, Guarantor or SFA before any governmental or administrative body, agency or official that directly challenges the ability of Borrower or Guarantor to continue to be bound by the Loan Documents or of Borrower, Guarantor or SFA to perform the Transactions contemplated hereby.

(r)

On or about the date hereof, the Conversion and Offering shall be completed and effected in a manner consistent with the description of the Conversion and Offering set forth in this Agreement and in accordance with the Transaction Documents delivered to Noteholder and in compliance with all applicable laws and the requirements of any Governmental Authority.

(s)	The organizational structure of Borrower, Guarantor, and the direct and indirect owners of equity interests in Borrower or Guarantor, or both, after giving effect to the Conversion and Offering, is accurately described on Exhibit “D” attached hereto and by this reference made a part hereof.

(t)	There are no, and immediately following or as a result of the Conversion and Offering, will not be, any encumbrances on the direct ownership interests in the Borrower, Spirit SPE SK Acquisitions, LLC, Spirit SK Acquisitions LLC, New Guarantor and Spirit General Op Holdings,, LLC and to Borrower’s knowledge, there are no and immediately following or as a result of the Conversion there shall be no encumbrances on the direct or indirect ownership interests in Existing Guarantor in violation of Section 5.2.10 of the Loan Agreement, as amended hereby.

(u)	The organizational documents of Borrower, as delivered to Lender in connection with the closing of the Loan (the “Borrower Organizational Documents”), have not been modified, amended, altered or changed since the date of the closing of the Loan without the prior written consent of Lender and all of Borrower Organizational Documents are attached to an Officer’s Certificate delivered in connection with the Closing.

(v)	The Conversion and Offering will not result in any modification, amendment, alteration or change to the Borrower Organizational Documents other than as set forth in the Officer’s Certificate. Borrower warrants, represents, covenants and agrees that Borrower will remain a special purpose entity in accordance with the terms of the Loan Documents throughout the term of the Loan and have complied with and will continue to comply with Section 4.1.35 of the Loan Agreement, Sections 4.02 and 4.03 of their respective operating agreements and the facts and assumptions set forth in that certain opinion letter dated as of even date herewith and delivered by Richards, Layton & Finger, P.A.

Noteholder is entitled to rely, and has relied, upon these representations, warranties and covenants in the execution and delivery of this Agreement and all other documents and instruments executed and delivered by Noteholder in connection with this Agreement.

8. GUARANTOR REPRESENTATIONS, WARRANTIES AND COVENANTS. Guarantor hereby represents, warrants, and covenants that:

(a)	Guarantor is duly authorized to execute, deliver and perform this Agreement.

(b)	Any court or third-party approvals necessary for Guarantor to enter into this Agreement have been obtained.

(c)	The persons executing this Agreement on behalf of Guarantor are duly authorized to execute and deliver this Agreement.

(d)	This Agreement and the Loan Documents to which Guarantor is a party are in full force and effect and constitute valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with their terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law)); and the Loan Documents have not been modified either orally or in writing.

(e)	There is no existing Event of Default (as defined in the Loan Documents) or event or condition that, with the giving of notice or passage of time or both, would constitute an Event of Default.

(f)	There is no bankruptcy, receivership or insolvency proceeding pending or, to the knowledge of Guarantor, threatened against Guarantor.

(g)	Guarantor does not have any intention to do any of the following prior to the Closing or within the 180 days following the Closing: (i) seek entry of any order for relief as debtor and a proceeding under the Code (hereinafter defined), (ii) seek consent to or not contest the appointment of a receiver or trustee for itself or for all or any part of its property, (iii) file a petition seeking relief under any bankruptcy, arrangement, reorganization or other debtor relief laws, or (iv) make a general assignment for the benefit of their creditors.

(h)	All representations and warranties referred to herein shall be true as of the date of this Agreement and the Closing.

(i)	Guarantor has not requested that Noteholder waive any material requirements of the Loan Documents except as specifically set forth in the Consent and this Agreement and Guarantor has no knowledge of any waiver by Noteholder of its rights under the Loan Documents except as specifically set forth in the Consent or this Agreement.

(j)	The organizational structure of Borrower, Guarantor, and the direct and indirect owners of equity interests in Borrower or Guarantor, or both, after giving effect to the Transactions, is accurately described on Exhibit “D” attached hereto and by this reference made a part hereof.

(k)	There is no, and immediately following or as a result of the Conversion, will not be, any encumbrances on the direct ownership interests in the New Guarantor or Spirit General OP Holdings, LLC or to Guarantor’s knowledge, there are no and immediately following or as a result of the Conversion there shall be no encumbrances on the direct or indirect ownership interests in Existing Guarantor in violation of Section 5.2.10 of the Loan Agreement, as amended hereby.

(l)	The organizational documents of Existing Guarantor, as delivered to Lender in connection with the closing of the Loan (the “Existing Guarantor Organizational Documents”), have not been modified, amended, altered or changed since the date of the closing of the Loan without the prior written consent of Lender and are attached to an Officer’s Certificate delivered to Lender in connection with the closing of the Transactions and true, correct and complete copies of all the organizational documents of New Guarantor (the “New Guarantor Organizational Documents” and the Existing Guarantor Organizational Documents and the New Guarantor Organizational Documents are hereinafter referred to as the “Guarantor Organizational Documents”) are attached to the Officer’s Certificate delivered to Lender in connection with the closing of the Transactions.

(m)	The Conversion and Offering will not result in any modification, amendment, alteration or change to the Guarantor Organizational Documents other than as set forth in the aforesaid Officer’s Certificate.

(n)	The Conversion and Offering is being conducted in accordance with applicable law.

(o)	Guarantor has no knowledge that any of the representations or warranties set forth in Section 7, above, are untrue or incorrect.

Noteholder is entitled to rely, and has relied, upon these representations, warranties and covenants in the execution and delivery of this Agreement and all other documents and instruments executed and delivered by Noteholder in connection with this Agreement.

9. LOAN DOCUMENT MODIFICATIONS. Certain Loan Documents are hereby modified and amended as specifically set forth in Exhibit “E”, attached hereto and incorporated herein.

10. NO RELEASE OF GUARANTOR. Guarantor hereby acknowledges, covenants and agrees that neither the Transactions nor anything contained in this Agreement or the other Loan Documents shall be deemed or construed to release Guarantor from any liability or other obligations it may have under the Loan Documents including, without limitation, Guarantor’s liability under the terms of each of the Environmental Indemnity Agreement and the Guaranty as the obligations thereunder have been assumed on a joint and several basis by New Guarantor (any and all such obligations shall be herein referred to as the “Guarantor Obligations”). Guarantor hereby expressly ratifies and confirms its obligations under and with respect to the Guarantor Obligations. Guarantor’s acknowledgment and ratification of the Guarantor Obligations (i) is absolute, unconditional and, unless expressly provided in the Loan Documents, is not subject to any defenses, waivers, claims or offsets, and (ii) shall not be affected or impaired by any agreement, condition, statement or representation of any person or entity.

11. RELEASE OF NOTEHOLDER. Borrower, for itself and for its agents, employees, representatives, officers, directors, general partners, limited partners, joint shareholders, beneficiaries, trustees, administrators, subsidiaries, affiliates, employees, servants and attorneys, and Guarantor, for itself and for its agents, employees, representatives, officers, directors, general partners, limited partners, joint shareholders, beneficiaries, trustees, administrators, subsidiaries, affiliates, employees, servants and attorneys (collectively, the “Borrower Releasing Parties”) jointly and severally release and forever discharge Noteholder and Midland, together with any other master servicer, primary servicer, special servicer or other servicer under the PSAs, and their respective successors, assigns, partners, directors, officers, employees, agents, attorneys, administrators, trustees, subsidiaries, affiliates, beneficiaries, shareholders and representatives from all liabilities, obligations, costs, expenses, claims and damages, at law or in equity, known or unknown, which arise out of any matters occurring prior to the Closing in connection with the transactions contemplated hereby. The Borrower Releasing Parties agree that this release is a full, final and complete release and that it may be pleaded as an absolute bar to any or all suit or suits pending or which may thereafter be filed or prosecuted by any of the Borrower Releasing Parties, or anyone claiming by, through or under any of the Borrower Releasing Parties. The Borrower Releasing Parties agree that this release is binding upon each of them and their respective agents, employees, representatives, officers, directors, general partners, limited partners, joint shareholders, beneficiaries, trustees, administrators, subsidiaries, affiliates, employees, servants and attorneys.

12. RATIFICATION AND CONFIRMATION OF THE LOAN. Each of Borrower and Guarantor ratify, affirm, reaffirm, acknowledge, confirm and agree that the Loan Documents, as the same may be specifically modified by this Agreement, remain in full force and effect and represent legal, valid and binding obligations of each of Borrower and Guarantor, as applicable, in accordance with their terms. Borrower and Guarantor reaffirm the truth and accuracy of all representations and warranties made by Borrower and Existing Guarantor in the Loan Documents as if such representations and warranties were made by Borrower and each Guarantor on the date hereof, except for such representations and warranties that relate to the Property or Individual Properties (as defined in the Loan Agreement) or the Tenant, as to which the foregoing reaffirmation is based on the knowledge of the Borrower or Guarantor without independent investigation (it being acknowledged that so limiting such reaffirmation of certain representations and warranties to the knowledge of Borrower and Guarantor shall not be deemed to limit to the knowledge of Borrower or Guarantor any of the representations and warranties set forth in the Loan Documents that are not currently limited to the knowledge of Borrower or Guarantor in the Loan Documents). Borrower and Guarantor agree that neither this Agreement nor the Transactions is intended to diminish, impair, release or relinquish the liens (including, without limitation, the validity or priority thereof), powers, titles, security interests and rights securing or guaranteeing payment of the Loan, including but not limited to the liens and security interests encumbering the Property granted by the Loan Documents, and neither Borrower nor Guarantor shall claim or allege, or request or cause any other Person to claim or allege, that this Agreement or the Transactions diminishes, impairs, releases or relinquishes any such liens (including, without limitation, the validity or priority thereof), powers, titles, security interests or rights.

13. NO WAIVER. The parties hereto acknowledge and agree that (i) any performance or non-performance of the Loan Documents prior to the date of this Agreement does not affect or diminish Noteholder’s ability to require future compliance with the Loan Documents, and (ii) in the future, Noteholder will require strict compliance with and performance of the Loan Documents. Nothing contained herein shall be construed as a waiver of any of Noteholder’s rights or remedies with respect to any default under this Agreement or any Loan Document.

14. FURTHER ASSURANCES. Without limitation of Section 5.1.8 of the Loan Agreement or any other term or provision of this Agreement or the other Loan Documents, the parties hereto agree to do any act or execute any additional documents required by Noteholder, from time to time, to correct errors in the documenting of the Transactions or to effectuate the purposes of this Agreement.

15. LIABILITY. If any party hereto consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns forever.

16. SEVERABILITY. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such term, covenant or condition and the validity or enforceability of the remaining terms, covenants or conditions shall not in any way be affected.

17. APPLICABLE LAW; JURISDICTION. This Agreement shall be governed and construed in accordance with the laws specified by, and in accordance with the terms and provisions of, Section 10.3 of the Loan Agreement. The parties hereto submit to personal jurisdiction in the state courts located in said state and the federal courts of the United States of America located in said state for the enforcement of any obligations hereunder and waive any and all personal rights under the law of any other state to object to jurisdiction within such state for the purposes of any action, suit, proceeding or litigation to enforce such obligations.

18. NO RESTRICTIONS ON PERFORMANCE. The execution and delivery of this Agreement and compliance with the provisions hereof, will not conflict with, or constitute a breach of or a default under any agreement or other instrument to which any party hereto is a party or by which it is bound, except for, with respect to any such agreement or instrument other than any Ground Lease or Operating Lease, immaterial conflicts, breaches or defaults that would not reasonably be likely to have, individually or in the aggregate, a material adverse effect on the Borrower, the Guarantor or any property of Borrower or any other Material Adverse Effect.

19. DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Agreement (including pronouns) shall include the corresponding masculine, feminine or neuter forms, and the singular form of such words shall include the plural and vice versa. The words “herein”, “hereby”, “hereof”, and “hereunder” shall each be deemed to refer to this entire Agreement and not to any particular paragraph, article or section hereof. Where a defined term derives its meaning from a statutory reference, (i) if any law is amended so as to broaden the meaning of any such term, such broader meaning shall apply subsequent to the effective date of such amendment, and (ii) if any regulatory definition is broader than the statutory reference, the broader definition shall be used, and any reference or citation to a statute or regulation shall be deemed to include any amendments to that statue or regulation and judicial and administrative interpretations of it.

20. SOLE DISCRETION OF NOTEHOLDER. Wherever pursuant to this Agreement, Noteholder exercises any right expressly given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Noteholder, Noteholder’s decision to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole and absolute discretion of Noteholder and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

21. HEADINGS, ETC. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

22. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

23. INTEGRATION, SURVIVAL. This Agreement and the Loan Documents embody the entire agreement by and between the parties hereto with respect to the Loan, and any and all prior correspondence, discussions or negotiations are deemed merged therein. Except as otherwise specifically provided herein, all obligations of any party contained in this Agreement or the Loan Documents shall survive the Closing, and Noteholder hereby preserves all of its rights against all persons or entities and all collateral securing the Loan, including, without limitation, the Property.

24. NO ORAL CHANGE. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any party hereto, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

25. NOTICES. Except as otherwise specified herein, any notice, consent, request or other communication required or permitted hereunder shall be in writing and shall be deemed properly given if delivered in accordance with the notice requirements contained in the Loan Documents using the address for a party hereto set forth at the top of the first page of this Agreement.

26. WAIVER OF JURY TRIAL. WITHOUT LIMITATION OF SECTION 10.7 OF THE LOAN AGREEMENT OR ANY OTHER SIMILAR TERM OR PROVISION OF THE LOAN DOCUMENTS, THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR NOTEHOLDER’S CONSENT TO THE TRANSACTIONS.

27. INSURANCE. By entering into this Agreement, Noteholder specifically does not waive or modify any of the insurance requirements under the Security Instrument or neither the other Loan Documents nor any of the remedies provided therein for failure to secure such required insurance coverage.

28. COMPLIANCE WITH ANTI-TERRORISM ORDERS.

(a) Borrower will not permit the transfer of any interest in Borrower to any person or entity who is listed on the Lists or whose beneficial owners are listed on the specially Designated Nationals and Blocked Persons List (the “List”) maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (September 25, 2001) (the “Order”) and/or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders (such lists are collectively referred to as the “Lists”).

(b) Borrower will not knowingly enter into a Lease with any party who is either (i) listed on the Lists or (ii) engaged in illegal activities.

(c) Borrower shall immediately notify Noteholder if it becomes known to Borrower that any member or beneficial owner of Borrower is listed on the Lists or (i) is indicted of, or (ii) arraigned and held over on, charges involving money laundering or predicate crimes to money laundering.

(d) Borrower shall immediately notify Noteholder if it becomes known to Borrower that any tenant at the Property is listed on the Lists or (i) is convicted on, (ii) pleads nolo contendere to, (iii) is indicted on or (iv) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.

29. INFORMATION. All information provided to any Noteholder or Midland or any other servicer of the Loan by any Borrower or any Guarantor, or any of their respective employees, officers, directors, partners, members, managers or representatives, in connection with or relating to (i) this Agreement or the transactions contemplated hereby or (ii) the Property contains no untrue statement of material fact and does not omit a material fact necessary in order to make such information not misleading, and the provision of any such information by any Noteholder or Midland to any rating agency is expressly consented to by Borrower and Guarantors and will not infringe upon or violate any intellectual property rights of any party. Borrower and Guarantor by their execution of this Agreement, jointly and severally, agree to reimburse, indemnify and each Noteholder, their officers, agents, loan servicers (including, without limitation, Midland) and employees harmless from and against any and all liabilities, judgments, costs, claims, damages, penalties, expenses, losses or charges (including, but not limited to, all legal fees and court costs), which may now or in the future be undertaken, suffered, paid, awarded, assessed or otherwise incurred as a result of or arising out of any breach or inaccuracy of the foregoing representations and warranties or any fraudulent or tortuous conduct of and of Borrower or any Guarantor in connection with this Agreement or the transactions contemplated hereby, or the Property, including the misrepresentation of financial data presented to Noteholder.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day, month and year first above written.

BORROWER:

SPIRIT SPE PORTFOLIO 2006-1, LLC, a Delaware limited liability company

By:	/s/ Peter M Mavoides
	Name:	Peter M. Mavoides
	Title:	President

SPIRIT SPE PORTFOLIO 2006-2, LLC, a Delaware limited liability company

By:	/s/ Peter M Mavoides
	Name:	Peter M. Mavoides
	Title:	President

GUARANTOR:

SPIRIT REALTY CAPITAL, INC. f/k/a SPIRIT FINANCE CORPORATION, a Maryland corporation

By:	/s/ Peter M Mavoides
	Name:	Peter M. Mavoides
	Title:	President

SPIRIT REALTY, L.P., a Delaware limited partnership

By:	Spirit General OP Holdings, LLC,
a Delaware limited liability company, its sole general partner

By:	/s/ Peter M Mavoides
	Name:	Peter M. Mavoides
	Title:	President

[signatures continue on next page]

NOTEHOLDER:

Noteholder Deutsche CD 2006-CD3:

U.S. BANK NATIONAL ASSOCIATION, as Trustee successor-in-interest to Bank of America, N.A., as trustee, successor by merger to LaSalle Bank National Association, as trustee under that certain Pooling and Servicing Agreement dated as of October 1, 2006, for the Registered Holders of CD 2006-CD3 Commercial Mortgage Pass-Through Certificates

By:	Midland Loan Services, a division of PNC Bank, National Association, its Attorney in Fact and as Master Servicer with respect to the Loan under the terms and provisions of the Deutsche CD 2006-CD3 PSA and the Co-Lender Agreement

	By:	/s/ Larry S. Smith
	Name:	Larry S. Smith
	Title:	Senior Vice President Servicing Officer

NOTEHOLDER:

Noteholder Cobalt 2006-C1:

U.S. BANK NATIONAL ASSOCIATION, in its capacity as trustee, successor-in interest to Bank of America, N.A. in its capacity as trustee, successor-in-interest to Wells Fargo Bank, N.A., in its capacity as trustee,under that certain Pooling and Servicing Agreement dated as of December 1, 2006, for the Registered Holders of COBALT CMBS Commercial Mortgage Trust 2006-C1 Commercial Mortgage Pass-Through Certificates, Series 2006-C1

By:	Midland Loan Services, a division of PNC Bank, National Association, its Attorney in Fact and as Master Servicer with respect to the Loan under the terms and provisions of the Cobalt 2006-C1 PSA and the Co-Lender Agreement

	By:	/s/ Larry S. Smith
	Name:	Larry S. Smith
	Title:	Senior Vice President Servicing Officer

NOTEHOLDER:

Noteholder Citigroup 2006-C4:

U.S. BANK NATIONAL ASSOCIATION, as trustee, successor–in-interest to Bank of America, N.A., as trustee, successor by merger to LaSalle Bank National Association, as trustee, under that certain Pooling and Servicing Agreement dated as of June 1, 2006 for the Registered Holders of Citigroup Commercial Mortgage Trust 2006-C4 Commercial Mortgage Pass-Through Certificates, Series 2006-C4

By:	Midland Loan Services, a division of PNC Bank, National Association, its Attorney in Fact and as Master Servicer under the Citigroup 2006-C4 PSA

	By:	/s/ Larry S. Smith
	Name:	Larry S. Smith
	Title:	Senior Vice President Servicing Officer